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                                                                  EXHIBIT 23.02

              SORLING, NORTHRUP, HANNA, CULLEN AND COCHRAN, LTD.
                             800 ILLINOIS BUILDING
                          SPRINGFIELD, ILLINOIS 62705
                                (217) 552-3173

Central Illinois Public Service Company
607 East Adams Street
Springfield, Illinois 62379

Ladies and Gentlemen:

  We have prepared or reviewed the statements as to matter of law or legal conclusions relating to Central Illinois Public Service Company's First Mortgage Bonds expressed under "Description of Debt Securities--Security" in the Prospectus which is part of the accompanying Registration Statement. We are of the opinion that all such statements as to such matters are correct and we hereby consent to the making of such statements and to the use of our name in connection therewith.

                                          Sorling, Northrup, Hanna, Cullen and
                                           Cochran, Ltd.

                                                   /s/ C. Clark Germann
                                          By: _________________________________

Springfield, Illinois
Date: December 19, 1996